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                          NUVEEN INVESTMENT TRUST III

               AMENDED ESTABLISHMENT AND DESIGNATION OF CLASSES


     WHEREAS, on dated August 28, 1998, the Trustees of Nuveen Investment Trust III, a Massachusetts business trust (the "Trust"), acting pursuant to Sections 1 and 2 of Article IV of the Declaration of Trust dated August 28, 1998 (the "Declaration"), divided the Shares of its series into four classes of shares, Class A Shares, Class B Shares, Class C Shares and Class R Shares, effective as of that date;

     WHEREAS, the Trustees of the Trust now desire to further divide unissued Shares of its series into a fifth class of shares, Class D Shares, effective as of December 1, 2000;

     NOW THEREFORE, the Trustees do hereby amend the Trust's Establishment and Designation of Classes to add such fifth class of shares, as follows:

     1. The five Classes of Shares are designated "Class A Shares," "Class B Shares," "Class C Shares," "Class D Shares" and "Class R Shares."

     2. Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class R Shares shall be entitled to all the rights and preferences accorded to Shares under the Declaration.

     3. The number of Shares of each Class designated hereby shall be unlimited.

     4. The purchase price of Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class R Shares, the method of determination of the net asset value of Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class R Shares, the price, terms and manner of redemption of Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class R Shares, any conversion or exchange feature or privilege of the Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class R Shares, and the relative dividend rights of the holders of Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class R Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and
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                                      -2-

statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended (the "Prospectus").

     5. Each of the Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class R Shares shall bear the expenses of payments under any distribution and service agreements entered into by or on behalf of the Trust with respect to that Class, and any other expenses that are properly allocated to such Class in accordance with the Investment Company Act of 1940, or any rule or order issued thereunder and applicable to the Trust (the "1940 Act").

     6. As to any matter on which shareholders are entitled to vote, Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class R Shares of a series shall vote together as a single class; provided however, that notwithstanding the provisions of Section 4 of Article IX of the Declaration to the contrary, (a) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or is required by a separate agreement applicable to such Class, such requirements as to a separate vote by the Class shall apply, (b) except as required by (a) above, to the extent that a matter affects more than one Class and the interests of two or more Classes in the matter are not materially different, then the Shares of such Classes whose interests in the matter are not materially different shall vote together as a single Class, but to the extent that a matter affects more than one Class and the interests of a Class in the matter are materially different from that of each other Class, then the Shares of such Class shall vote as a separate class; and (c) except as required by (a) above or as otherwise required by the 1940 Act, as to any matter which does not affect the interests of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote.

     7. The designation of Class A Shares, Class B Shares, Class C Shares, Class D Shares and Class R Shares hereby shall not impair the power of the Trustees from time to time to designate additional classes of Shares of the Trust.

     8. Subject to the applicable provisions of the 1940 Act, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the Classes designated hereby or
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                                      -3-

redesignate any of the Classes designated hereby without any action or consent of the Shareholders.
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                                      -4-

     IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 16th day of November,
                                                    ----        --------
2000.



/s/ Timothy R. Schwertfeger                  /s/ James E. Bacon
-----------------------------                -------------------------
Timothy R. Schwertfeger,                     James E. Bacon,
 as Trustee                                   as Trustee
333 West Wacker Drive                        333 West Wacker Drive
Chicago, Illinois 60606                      Chicago, Illinois 60606



/s/ Jack B. Evans                            /s/ William L. Kissick
-----------------------------                -------------------------
Jack B. Evans,                               William L. Kissick,
 as Trustee                                   as Trustee
333 West Wacker Drive                        333 West Wacker Drive
Chicago, Illinois 60606                      Chicago, Illinois 60606



/s/ Thomas E. Leafstrand                     /s/ Sheila W. Wellington
-----------------------------                -------------------------
Thomas E. Leafstrand,                        Sheila W. Wellington
 as Trustee                                   as Trustee
333 West Wacker Drive                        333 West Wacker Drive
Chicago, Illinois 60606                      Chicago, Illinois 60606



STATE OF ILLINOIS   )
                    ) SS.
COUNTY OF COOK      )

Then personally appeared the above-named persons who are known to me to be Trustees of the Trust whose names and signatures are affixed to the foregoing Amended Establishment and Designation of Classes and who acknowledged the same to be his free act and deed, before me this 16th day of November, 2000.

"OFFICIAL SEAL"
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                                      -5-

Virginia L. Corcoran                         /s/ Virginia L. Corcoran
                                             ------------------------
Notary Public, State of Illinois             Notary Public
My Commission Expires: 10/27/01